Date: December 10, 2007                                                                                                                                                           Media Contact: Michael Kinney
                                                                                        732-938-1031
  mkinney@njresources.com
                                                                                          Investor Contact:
                                                                                        Dennis Puma
                                                                                       732-938-1229
   dpuma@njresources.com

NEW JERSEY RESOURCES FILES FISCAL 2007 10-K;
RESTATES FISCAL 2006 AND 2005 EARNINGS

WALL, NJ – New Jersey Resources (NYSE: NJR) today announced it has filed its annual report on Form 10-K for fiscal 2007 with the Securities and Exchange Commission (SEC) and reported net income of $65.3 million for fiscal 2007 and restated net income of $221.9 million and $18.5 million for fiscal 2006 and 2005, respectively. Reported basic earnings per share for 2007 totaled $2.34 compared with fiscal 2006, restated at $7.96, and fiscal 2005, restated at $0.67. Reported diluted earnings per share for 2007 totaled $2.33 compared with fiscal 2006 restated at $7.90, and fiscal 2005, restated at $0.66.

The restatement of NJR’s previously reported unaudited fiscal 2007 results and audited fiscal 2006 and fiscal 2005 financial statements was announced in a Form 8-K filed with the SEC on November 30, 2007 as a result of changes in the accounting treatment of derivative financial instruments at certain unregulated subsidiaries.

“We are grateful for the continued confidence of our shareowners as we worked swiftly and thoroughly to resolve this accounting issue,” said Laurence M. Downes, NJR’s chairman and CEO. “Our overall financial profile remains unaffected by this restatement and we believe that our newly developed non-GAAP financial measures will provide our shareowners with a more useful and consistent representation of our earnings going forward.”

Shareowners will be provided with supplementary information to reflect what the company believes is the economic performance of the affected businesses with the establishment of financial measures which are not in accordance with generally accepted accounting principles (GAAP) of the United States. NJR refers to these measures as “Financial Margin” and “Net Financial Earnings.”

Financial Margin represents operating revenues from the sale of natural gas sales less gas purchases, and excludes the accounting impacts of unrealized gains and losses from derivative instruments.  These accounting impacts represent the change in fair value of these financial instruments, which represent futures and swaps designed to economically hedge forecasted natural gas purchases, sales and transportation and are primarily open positions resulting in unrealized gains or losses. Net Financial Earnings represents net income excluding the accounting impacts of unrealized gains and losses from these derivative instruments, net of taxes.

In fiscal 2007, Financial Margin increased 12 percent to $438.2 million compared with $389.8 million in fiscal 2006 and $367.9 million in fiscal 2005. Net Financial Earnings increased 12.5 percent to $88.4 million, or $3.17 per basic share, for fiscal 2007 compared with $78.5 million, or $2.82 per basic share, in fiscal 2006 and $76.3 million, or $2.77 per basic share, in fiscal 2005.

Financial Margin and Net Financial Earnings should not be considered as alternatives to GAAP measures, such as cash flow, net income, operating income, earnings per share or any other GAAP measure of liquidity or financial performance. Because Net Financial Earnings and Financial Margin are non-GAAP financial measures, NJR will provide reconciliation to operating income and net income, which, respectively, are the most directly comparable financial measures calculated and presented in accordance with GAAP.

Financial Margin and Net Financial Earnings are performance metrics used by management to reflect the economic performance of its businesses prior to the actual settlement of certain forecasted transactions and related derivative instruments. NJR management believes that these financial measures are more reflective of NJR’s operations, provide transparency to investors and enable period-to-period comparability of financial performance. By using Financial Margin and Net Financial Earnings as performance measures, NJR’s management reviews the results of operations without the volatility of certain forecasted transactions and related derivative instruments to measure the economic impact that its businesses are having.

Assuming the continued positive impact of Conservation Incentive Program at New Jersey Natural Gas (NJNG), stable economic conditions, continued customer growth at NJNG, continued volatility in the wholesale natural gas markets affecting NJR Energy Services and subject to the factors discussed below under “Forward-Looking Statements,” NJR estimates Net Financial Earnings for fiscal 2008 will be in the $3.20 to $3.30 per basic share range.

A reconciliation of Financial Margin to Operating Income, the most directly comparable GAAP measurement, is as follows for the years ended September 30:

(Thousands)	2007	2006	2005
Operating Income	$127,250	$388,384	$40,274
Add:
Operation and maintenance expense	136,601	121,384	108,441
Depreciation and amortization	36,235	34,753	33,675
Regulatory rider expense	37,605	28,587	31,594
Energy and Other taxes	62,499	58,632	56,211
Subtotal – Gross margin	$400,190	$631,740	$270,195
Add:
Unrealized loss (gain) on derivative instruments	35,156	(241,211)	91,424
Realized loss (gain) from derivative instruments related to natural gas inventory	2,903	(710)	6,300
Financial Margin	$438,249	$389,819	$367,919

        -more-

A reconciliation of Net Financial Earnings to Net Income, is as follows for the years ended September 30:

(Thousands)	2007	2006	2005
Net Income (Loss)	$65,281	$221,908	$18,535
Add:
Unrealized loss (gain) on derivative instruments, net of taxes	21,302	(142,968)	54,079
Realized loss (gain) from derivative instruments related to natural gas inventory, net of taxes	1,771	(421)	3,726
Net Financial Earnings	$88,354	$78,519	$76,340

Forward-Looking Statements
This news release contains estimates, earnings guidance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results, including gross margin, earnings and customer growth, to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage, and NJRES operations, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market and continued access to the capital markets, the disallowance of recovery of environmental-related expenditures and other regulatory changes, environmental and other litigation and other uncertainties. More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission (SEC). NJR’s SEC documents are available at www.sec.gov. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

About New Jersey Resources
New Jersey Resources (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides reliable retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving more than 478,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services provides customer service and management of natural gas storage and capacity assets in the energy services market. NJR Home Services offers retail customers heating, air conditioning and appliance services. NJR’s progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make NJR a leader in the competitive energy marketplace. For more information, visit NJR’s Web site at njliving.com.

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